PROXY SOLICITED ON BEHALF OF NOVAMETRIX 13-D SHAREHOLDER GROUP

Directors

1.  Election of three directors for     3. In their discretion, the proxies or
    3 year term each.                      each of them is authorized to vote
                                           upon such other business as may
    Nominees: Dr. Vartan Ghugasian,        properly come before the meeting, or
    Paul Cote and John Orestis             any adjournments thereof.

    [ ] For All Nominees                4. Please date and sign exactly as name
                                           appears hereon.  Each executor,
    [ ] Withhold All Nominees              administrator, trustee, guardian,
                                           attorney-in-fact and other fiduciary
    Withhold Authority to vote for any     should sign and indicate his or her
    of the following nominees:             full title.  Only one signature is
                                           required in the case of stock
    [ ] Dr. Vartan Ghugasian               ownership in the name of two or more
                                           persons.
    [ ] Paul Cote
                                        No. of Shares _________________
    [ ] John Orestis
                                        Shareholder Name and Address
Proposals

2.  Approval of Shareholder Proposal    _________________________  ____________
    as set out in the Proxy Statement   Signature(s)               Date

    For [ ]  Against [ ]  Abstain [ ]

      PLEASE DATE AND SIGN THE CARD AND RETURN IT IN THE ENCLOSED ENVELOPE
                           (continued on reverse side)
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                                 REVOCABLE PROXY

                        NOVAMETRIX MEDICAL SYSTEMS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF NOVAMETRIX 13-D SHAREHOLDER GROUP

     The undersigned stockholder of Novametrix Medical Systems, Inc. (Novametrix) hereby appoints RICHARD BOULET and JOHN ORESTIS, or either of them, full power of substitution as proxy to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders of the Company to be held on October 9, 1996 in Wallingford, Connecticut, and at any adjournments thereof, upon the matters listed on the reverse side. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with your instructions as stockholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the proposal set forth herein. Any proxy given by any stockholder may be revoked by the stockholder prior to its exercise by voting in person at the annual meeting, by giving written notice to the Secretary of Novametrix prior to the annual meeting or by giving a later dated proxy.